Exhibit 99.1

News Release	News Release

MAGNUM HUNTER RESOURCES ANNOUNCES
CLOSING OF WILLISTON BASIN PROPERTY ACQUISITION

WILLISTON HUNTER BECOMES OPERATOR OF 191 WELLS

FOR IMMEDIATE RELEASE - Houston, TX - (Market Wire) – April 2, 2012 – Magnum Hunter Resources Corporation (NYSE: MHR, NYSE Amex: MHR-PrC and MHR-PrD) ("Magnum Hunter" or the "Company") announced today that the Company’s wholly owned subsidiary, Williston Hunter ND, LLC, has closed on the previously announced acquisition of oil & gas properties owned by Eagle Operating Inc. (“Eagle”). The acquisition includes all of Eagle's operated working interest ownership in oil and gas mineral leases and 191 existing wells on approximately 15,500 gross mineral acres located within four counties of the Williston Basin of North Dakota. Current net production from the acquisition is approximately 350 barrels of oil equivalent per day. Total proved reserves attributable to the acquired properties are estimated at 2.1 million barrels of oil equivalent. Magnum Hunter has previously owned an approximate 47% working interest in these oil and gas properties and with this closing, now owns an approximate 95% working interest. The effective date of the transaction is April 1 of last year.

The original purchase price of these assets was $57 million, consisting of $55.0 million in cash and $2.0 million in Magnum Hunter restricted common stock. Due to the approximate one year delay in closing as previously announced last year, the cash portion of the purchase price was adjusted to approximately $48.5 million because of the effective date of the transaction being April 1, 2011. The number of shares of Magnum Hunter common stock issued in this transaction was determined based on the volume weighted average price of the Company's common stock during the five trading days prior to closing ($6.74 per share). Magnum Hunter funded the cash portion of this purchase through existing liquidity and borrowings under the Company's senior credit facility. Additionally, Eagle will retain a small overriding royalty interest in certain properties on a sliding scale basis not to exceed 2%. No existing debt of Eagle has been assumed by Magnum Hunter in connection with the closing of the acquisition.

Management Comments

Mr. Glenn Dawson, President of Williston Hunter, commented, “We are pleased to complete this final agreement and acquire these operated Williston Basin properties where we have been a minority owner for a number of years. With this additional “bolt-on” transaction, we will be establishing our first operating base in North Dakota which has been a primary objective as we continue to grow our presence in the Williston Basin. We are continuing our engineering evaluation of the properties and plan to implement additional pressure maintenance operations in an effort to enhance secondary oil recovery. A geological study of the properties has positioned the Company to prudently begin development of the Bakken – Three Forks Sanish potential associated with the undeveloped leasehold."

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the SEC, on February 29, 2012. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	Gabe Scott Assistant Vice President - Corporate Development and Assistant Treasurer ir@magnumhunterresources.com (832) 203-4539